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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                September 8, 2006

                                 PERRIGO COMPANY
             (Exact name of registrant as specified in its charter)

          MICHIGAN                       0-19725                  38-2799573
(State of other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)

  515 Eastern Avenue, Allegan, Michigan                                  49010
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (269) 673-8451

                                 Not Applicable
             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Employment Agreement with Joseph C. Papa

On September 8, 2006, Perrigo Company ("Perrigo") and Joseph C. Papa entered into an Employment Agreement (the "Agreement") pursuant to which Mr. Papa will serve as Perrigo's President and Chief Executive Officer commencing October 9, 2006 (the "Effective Date"). The Agreement also provides that Mr. Papa will be elected to Perrigo's Board of Directors.

The initial term of the Agreement commences on the Effective Date and expires on the second anniversary of the Effective Date. Thereafter, the term is automatically extended for additional 12-month periods unless either Perrigo or Mr. Papa provides written notice of non-renewal to the other party at least 120 days before the last day of the then current term.

Under the Agreement, Mr. Papa's initial base salary will be $700,000 per year. His salary will be subject to an annual review pursuant to Perrigo's normal review process for members of Perrigo's Executive Committee.

Mr. Papa will be entitled under the Agreement to participate in Perrigo's Management Incentive Bonus ("MIB") Plan, under which he will have a target bonus opportunity of at least 100% of his annual salary. In fiscal 2007, Mr. Papa will be guaranteed a minimum bonus under the MIB of 100% of his pro-rated target bonus for the year.

Under the Agreement, Mr. Papa will receive the following long term incentive compensation awards under Perrigo's 2003 Long-Term Incentive Plan:

     - a grant on the Effective Date of an option to purchase a number of shares of Perrigo common stock equal to $605,000 divided by the Black-Scholes value of an option to purchase one share of Perrigo stock on the date of grant, with an exercise price equal to the average price of the stock on the Effective Date;

     - a grant on the Effective Date of a number of shares of restricted stock that will vest based on continued service equal to $2,166,000 divided by the average price of Perrigo stock on the Effective Date, with the restrictions on one-half of these shares expiring on October 1, 2007 and the restrictions on the remaining one-half shares expiring on October 1, 2008;

     - a grant on the Effective Date of a number of shares of restricted stock, with the restrictions expiring based on performance, equal to $309,000 divided by the average price of Perrigo stock on the Effective Date; and

     - beginning with Perrigo's next regular annual equity grant in August 2007, additional annual stock-based awards with a value equal to 100% of his targeted annual cash compensation (i.e., salary plus targeted MIB bonus).

Mr. Papa will also participate in Perrigo's other employee benefit plans.

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Mr. Papa's employment may be terminated during the term of the Agreement under the following circumstances:

     -    upon Mr. Papa's death or disability;

     -    by Perrigo for cause (as defined in the Agreement);

     -    by Mr. Papa upon 30 days' written notice;

     -    by mutual agreement;

     -    by Perrigo without cause upon 30 days' written notice; or

     -    by Mr. Papa with good reason (as defined in the Agreement).

If Mr. Papa's employment is terminated during the term of the Agreement for any reason, he will receive compensation and benefits earned to date, including payment for unused vacation days. If Mr. Papa's employment is terminated as a result of death or disability, Mr. Papa will also receive a pro rata management incentive bonus for the portion of the year he was employed. If Perrigo terminates Mr. Papa's employment for cause, he will receive compensation and benefits earned to date, but he will forfeit any options (whether vested or unvested), restricted stock and unvested benefits.

If during the term of the Agreement Mr. Papa's employment is terminated by Perrigo without cause or by him for good reason and he agrees to a release of claims against Perrigo, he will also be entitled to compensation and benefits earned to that date, as well as:

     - payment of an amount equal to 24 months of his then current salary and target bonus, payable in regular payroll installments;

     - continued vesting as if he had remained employed with Perrigo of the stock option and restricted stock awards granted to him on the Effective Date and the ability to exercise those options, to the extent they were vested at termination or vest subsequently, until the later of (i) 25 months after the date of termination, (ii) 30 days after the last vesting date of an option that vests after termination, or (iii) any later applicable date specified in the Long Term Incentive Award Agreement pursuant to which the options were granted; provided that no option may be exercised later than the expiration of the option term as specified in the Long Term Incentive Award Agreement;

     - continued vesting for a period of 24 months of all other stock option and restricted stock awards granted to him, and the ability to exercise those options, to the extent they were vested at termination or vest subsequently, until the later of (i) 25 months after the date of termination, or (ii) any later applicable date specified in the Long Term Incentive Award Agreement pursuant to which the options were granted; provided that no option may be exercised later than the expiration of the option term as specified in the Long Term Incentive Award Agreement; and


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

     - a pro rata management incentive bonus for the portion of the year he was employed.

In the Agreement, Mr. Papa agrees that he will not, at any time during or after his employment with Perrigo, disclose any confidential information that he obtained during his employment. In addition, he agrees that for a period of two years following the date of the termination of his employment for any reason he will not engage in competition (as defined in the agreement) with Perrigo. Furthermore, for a period of one year following the date of the termination of his employment for any reason Mr. Papa agrees not to solicit for employment anyone who was an employee of Perrigo or its affiliates during the term of the Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Employment Agreement with David T. Gibbons

On September 9, Perrigo and David T. Gibbons, Chairman of the Board, President and Chief Executive Officer of Perrigo, entered into a Second Amendment to Employment Agreement (the "Amendment") that amends the Employment Agreement dated as of April 19, 2000, as previously amended pursuant to an Amendment to Employment Agreement dated as of June 30, 2005, by and between Perrigo and Mr. Gibbons. Among other things, the Amendment:

     - changes Mr. Gibbons title from "President and Chief Executive Officer" to "Executive Chairman" of Perrigo effective October 9, 2006;

     - amends the term of the Employment Agreement to be the period beginning on April 1, 2005 and ending on March 31, 2007 (the "Agreement Term");

     - provides that Mr. Gibbons will receive a pro rata bonus for the fiscal year ending June 30, 2007; and

     - provides that, if Mr. Gibbons remains employed with Perrigo through the Agreement Term:

          - all of Mr. Gibbons' unvested, previously granted stock options and restricted stock will become fully vested as of the end of the Agreement Term; and

          -    Mr. Gibbons vested options may be exercised until the later of
               (i) December 31 of the calendar year in which the options would have otherwise expired according to their terms as of the original grant date, or (ii) the fifteenth day of the third month following the date on which the options would have otherwise expired according to their terms as of the original grant date.

The foregoing description of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.


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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
     APPOINTMENT OF PRINCIPAL OFFICERS.

Effective October 9, 2006, Mr. Gibbons will cease to be the Principal Executive Officer of Perrigo, as described above under ITEM 1.01. - Entry into a Material Definitive Agreement - Amendment to Employment Agreement with David T. Gibbons.

Effective October 9, 2006, Mr. Papa will become the Principal Executive Officer of Perrigo, as described above under ITEM 1.01. - Entry into a Material Definitive Agreement - Employment Agreement with Joseph C. Papa.

Mr. Papa, 50, served as Chairman and Chief Executive Officer of the Pharmaceutical Technologies and Services segment of Cardinal Health, Inc. from December 2004 until he joined Perrigo. Previously, he served as President and Chief Operating Officer of Watson Pharmaceuticals, Inc., from November 2001 to November 2004; and President and Chief Operating Officer of DuPont Pharmaceuticals Company, from February 2001 to November 2001.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     10.1. Employment Agreement dated as of September 8, 2006 by and between Perrigo Company and Joseph C. Papa.

     10.2 Second Amendment to Employment Agreement dated as of September 9, 2006 by and between Perrigo Company and David T. Gibbons.


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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PERRIGO COMPANY
                                        (Registrant)


Dated: September 11, 2006               By: /s/ Todd W. Kingma
                                            ------------------------------------
                                            Todd W. Kingma
                                            Executive Vice President, Secretary
                                            and General Counsel


                                       S-1

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                                  EXHIBIT INDEX

10.1. Employment Agreement dated as of September 8, 2006 by and between Perrigo Company and Joseph C. Papa.

10.2 Second Amendment to Employment Agreement dated as of September 9, 2006 by and between Perrigo Company and David T. Gibbons.


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